UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2014

ZYGO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12944 (Commission File Number)	06-0864500 (IRS Employer Identification No.)

Laurel Brook Road, Middlefield, Connecticut (Address of principal executive offices)	06455-0448 (Zip Code)

Registrant’s telephone number, including area code: (860) 347-8506

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 21, 2014, Zygo Corporation (the “Company”) received a notice (the “Notice”) from The NASDAQ Stock Market LLC (“NASDAQ”), indicating that the Company was no longer in compliance with the NASDAQ Listing Rule 5250(c)(1) due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2013 (the “Quarterly Report”) with the Securities and Exchange Commission (the “SEC”).

On February 11, 2014, the Company filed a notification of late filing with the SEC pursuant to Rule 12b-25 under the Securities Exchange Act of 1934, as amended. As disclosed in the filed Form 12b-25 and the Company’s prior SEC filings, the Company had been undergoing a review of its deferred tax asset and liability accounts, in connection with the Company’s efforts to demonstrate remediation of the material weakness in accounting for income taxes reported in the Company’s Form 10-K for the year ended June 30, 2013. However, the review of these deferred tax assets and liability accounts took longer than expected, and the Company failed to file its Quarterly Report on or before February 18, 2014 (the permitted filing date, including the extension provided pursuant to Rule 12b-25). The Company filed its Quarterly Report with the SEC on February 25, 2014.

The Notice, which was sent to the Company prior to the Quarterly Report having been filed, advises the Company that it must submit a plan to regain compliance with NASDAQ’s listing rules to NASDAQ within 60 days. The Company has notified NASDAQ that the Quarterly Report has been filed; and that the Company is therefore in full compliance with the NASDAQ listing requirements. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated February 25, 2014, issued by Zygo Corporation, announcing receipt of NASDAQ Notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: February 25, 2014

By: /s/ John P. Jordan

John P. Jordan
Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

99.1	Press Release, dated February 25, 2014, issued by Zygo Corporation, announcing receipt of NASDAQ Notice.